Exhibit (j)(5)
[EXECUTION COPY]

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED
CUSTODY AGREEMENT
SECOND AMENDMENT dated as of August 1, 2018 (this “Amendment”) to the FOURTH AMENDED AND RESTATED CUSTODY AGREEMENT dated as of August 29,
2014, as amended by the First Amendment to Fourth Amended and Restated Custody Agreement dated as of August 22, 2016 (the “Existing Agreement” and, as amended by this Amendment, the “Agreement”) among PROSPECT CAPITAL CORPORATION, a Maryland corporation (“Prospect”), as servicer (the “Servicer”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as documentation agent (in such capacity and including any successor in such capacity, “Documentation Agent”), as collateral custodian (in such capacity and including any successor in such capacity, “Collateral Custodian”) and as securities custodian (in such capacity and including any successor in such capacity, “Securities Custodian”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as facility agent (in such capacity and including any successor in such capacity, the “Facility Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Servicer, U.S. Bank, as Paying Agent, Documentation Agent and Calculation Agent, the Lenders and Managing Agents from time to time party thereto, the Facility Agent, and KeyBank, as structuring agent, syndication agent, sole lead arranger and sole bookrunner have entered into a certain Sixth Amended and Restated Loan and Servicing Agreement, dated as of the date hereof (the “Loan Agreement”); and
WHEREAS, pursuant to Section 22 of the Existing Agreement, the parties hereto desire to amend the Existing Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Existing Agreement as follows:
SECTION 1. Definitions. Capitalized terms that are used herein without definition and that are defined in the Existing Agreement shall have the same meanings herein as therein.
SECTION 2. Amendments to Existing Agreement.    Effective as of the date hereof, the Existing Agreement is hereby amended as follows
(a)The definition of “Loan Documents” is hereby amended by deleting the proviso at the end of clause (a)(iii) of such definition.

(b)The definition of “Primary Loan Documents” is hereby amended and restated in its entirety to read as follows:
“Primary Loan Documents” means:

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(a) with respect to any Loan (other than those described in (b), (c) or (d) below), the following documents or instruments:
(i)except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”;
(ii)in the case of a Noteless Loan, a copy of the Loan Register with respect to such Noteless Loan;
(iii)in the case of a Participation, a copy of the related participation agreement; and
(iv)originals or copies of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees;
(b)with respect to any Loan which a party other than the Originator acts as lead agent and collateral agent, the following documents or instruments:
(i)except in the case of a Noteless Loan, Global Note Loan or a Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”;
(ii)in the case of a Noteless Loan, a copy of the Loan Register with respect to such Noteless Loan;
(iii)in the case of a Participation, a copy of the related participation agreement; and
(iv)copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees;

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instruments:
(c)with respect to a Broadly Syndicated Loan, the following documents or

(i)except in the case of a Noteless Loan, Global Note Loan or a

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Participation, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”;
(ii)in the case of a Participation, a copy of the related participation agreement; and
(iii)copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan and to the extent the Originator or the Borrower possesses the same or has reasonable access thereto, any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees; or
(d)with respect to a Bond, the following documents or instruments:
(i)except in the case of a Global Note Loan, the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Facility Agent), with any endorsement to the Facility Agent to be in the following form: “KeyBank National Association, as Facility Agent for the Secured Parties”;
(ii)in the case of a Participation, a copy of the related participation agreement;
(iii)a copy of the final offering memorandum, prospectus or similar marketing document for such Bond; and
(iv)copies or electronic versions of each of the following (each in fully executed form), to the extent applicable to the related Loan and to the extent the Originator or the Borrower possesses the same or has reasonable access thereto, any related indenture, loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, subordination agreement, intercreditor agreement or similar instruments or guarantees.

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(c)The first paragraph of Section 10 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
With or without cause, the Facility Agent may, with the consent of the Required Lenders, or shall, at the written direction of the Required Lenders, with sixty (60) days’ notice, remove and discharge a Custodian from the performance of its duties under this Agreement, with respect to any or all of the Custodian Loan Files or Transaction Accounts, as applicable, by written notice from the Facility Agent to such Custodian; provided that so long as no Event of Default shall have occurred and be continuing, the Facility Agent and the Required Lenders shall first consult with the Borrower with respect to any such removal or discharge for cause and shall obtain the consent of the Borrower (which consent shall not be unreasonably withheld) with respect to any such removal or discharge without cause. Having given notice of such removal, the Facility Agent promptly shall, by written instrument, with an original to the successor custodian appoint a successor custodian to replace such Custodian under this Agreement, which successor, in the case of the Securities Custodian, shall be a Securities Intermediary and a Qualified Institution. In the event of any such removal, such Custodian shall promptly transfer to the successor custodian, as directed, all affected Custodian Loan Files and all funds and other financial assets on deposit in the Transaction Accounts as applicable; provided that a Custodian shall not be required to transfer such Custodian Loan Files or assets following its removal without cause until any amounts owed to it hereunder have been paid in full. The reasonable and documented expenses of transferring the Custodian Loan Files or financial assets to the successor custodian shall be at the expense of the Servicer. Notwithstanding the foregoing, this Agreement shall remain in full force and effect with respect to any Custodian Loan File or Transaction Account or financial assets on deposit therein for which this Agreement is not terminated hereunder. A Custodian may petition a court of competent jurisdiction to appoint a successor hereunder if no successor is appointed within sixty (60) days following notice of its removal or discharge.
(d)The Existing Agreement is hereby amended by deleting each instance of “Prospect Capital Management, LLC” and replacing each with “Prospect Capital Management L.P.”

(e)The definition of “Broadly Syndicated Loan” in Schedule I to Exhibit B of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
Broadly Syndicated Loan: A Loan (i) the Obligor of which had EBITDA of at least $50,000,000 for the trailing twelve-month period ending with its most recently reported quarterly period, (ii) unless otherwise approved by Facility Agent, the Obligor of which is (A) majority owned (directly or indirectly) by a Financial Sponsor or (B) a Public Company, (iii) which is part of an issuance of at least $150,000,000 in aggregate principal amount for all first and second lien loans or other obligations of which such Loan was a part or series, and (iv) for which quotations are provided on a minimum of

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two generally recognized pricing services. “Financial Sponsor” means an investment firm or affiliate thereof undertaking equity investments in or buyouts of companies. “Public Company” means an entity, the outstanding voting common securities of which are (a) registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (b) listed, or admitted to unlisted trading privileges, on a national securities exchange or quoted in an automated interdealer quotation system.
(f)Exhibit E of the Existing Agreement is hereby deleted in its entirety and replaced with a new Exhibit E attached as Exhibit A hereto.

(g)Schedule I of the Existing Agreement is hereby deleted in its entirety and replaced with the new Schedule I attached as Exhibit B hereto.
SECTION 3. Effect of Amendment.
(a)Except as expressly amended and modified by this Amendment, all provisions of the Existing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Existing Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Existing Agreement shall be deemed to be references to the Existing Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provisions of the Existing Agreement other than as expressly set forth herein.
(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Existing Agreement.
SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Facility Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.
SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, or by each of the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
SECTION 6. Governing Law/Waiver of Jury.
(a)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON

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CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO

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THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
(b)TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF
THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[Signature pages follow]

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IN WITNESS WHEREOF, this Amendment is executed as of the date set forth above.
SERVICER:    PROSPECT CAPITAL CORPORATION, as
Servicer

By: /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: President and Chief Operating Officer

[Signature page to Second Amendment to Fourth Amended and Restated Custody Agreement]

DOCUMENTATION AGENT:    U.S. BANK NATIONAL ASSOCIATION, as
Documentation Agent

By: /s/ Lindsey Lessard
Name: Lindsey Lessard
Title: Assistant Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Custody Agreement]

COLLATERAL CUSTODIAN:    U.S. BANK NATIONAL ASSOCIATION, as
Collateral Custodian

By: /s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Assistant Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Custody Agreement]

[Signature page to Second Amendment to Fourth Amended and Restated Custody Agreement]

SECURJTIES CUSTODIAN:    U.S. BANK NATIONAL ASSOCIATION, as
Securities Custodian

By: /s/ Lindsey Lessard
Name: Lindsey Lessard
Title: Assistant Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Custody Agreement]

FACILITY AGENT:    KEYBANK NATIONAL ASSOCIATION, as
Facility Agent

By: /s/ Amy Paine
Name: Amy Paine
Title: Senior Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Custody Agreement}